Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports First Quarter 2023 Financial Results

•Public cloud ARR of $388 million, an increase of 86% as reported and 89% in constant currency from the prior year period(1)
•Total ARR of $1.506 billion, an increase of 6% as reported and 7% in constant currency from the prior year period(1)
•First quarter total revenue of $476 million, a decrease of 4% as reported and flat in constant currency(1)
•First quarter recurring revenue of $389 million, an increase of 1% as reported and 4% in constant currency from the prior year period(1)
•First quarter GAAP diluted earnings per share of $0.39
•First quarter Non-GAAP diluted earnings per share of $0.61(2)
•First quarter cash from operations of $109 million and free cash flow of $105 million(3)

SAN DIEGO – May 4, 2023 -- Teradata (NYSE: TDC) today announced its first quarter 2023 financial results.

“Teradata is off to a strong start in 2023 with sequential growth in total ARR, and we closed one of the largest deals in Teradata’s history…tangible proof points of our cloud-first strategy in action,” said Steve McMillan, President and CEO, Teradata. “Customers are expanding their cloud environments, underscoring the power of the Teradata platform, and driving demand for our differentiated analytics. We are excited for the year ahead and are on track to achieve all elements of our annual outlook.”

First Quarter 2023 Financial Highlights Compared to First Quarter 2022

•Public cloud ARR increased to $388 million from $209 million, an increase of 86% as reported and 89% in constant currency(1)
•Total ARR increased to $1.506 billion from $1.427 billion, an increase of 6% as reported and 7% in constant currency(1)
•Total revenue was $476 million versus $496 million, a decrease of 4% as reported and flat in constant currency(1)
•Recurring revenue was $389 million versus $386 million, an increase of 1% as reported and 4% in constant currency(1)
•Recurring revenue was 82% of total revenue in the first quarter, up from 78% the prior year period
•GAAP gross margin was 63.4% versus 60.7%
•Non-GAAP gross margin was 64.3% versus 62.9%(2)
•GAAP operating income was $79 million versus $68 million
•Non-GAAP operating income was $108 million versus $115 million(2)
•GAAP diluted EPS was $0.39 versus $0.33 per share

•Non-GAAP diluted EPS was $0.61 versus $0.65(2)
•Cash flow from operations was $109 million compared to $151 million
•Free cash flow was $105 million compared to $150 million(3)

Outlook
For the second quarter of 2023:
•GAAP diluted EPS is expected to be in the range of $0.14 to $0.18
•Non-GAAP diluted EPS is expected to be in the range of $0.43 to $0.47(2)

For the full year 2023, Teradata re-affirms the following outlook elements:
•Public cloud ARR is expected to increase in the range of 53% to 57% year-over-year
•Total ARR is expected to increase in the range of 6% to 8% year-over-year
•Recurring revenue is expected to increase in the range of 4% to 7% year-over-year

•Total revenue is expected to increase in the range of 1% to 4% year-over-year

•Free cash flow is expected to be in the range of $320 million to $360 million(3)

Teradata updates the following outlook for full year 2023:
•GAAP diluted EPS is narrowed to be in the range of $0.65 to $0.77 versus the range of $0.63 to $0.79 previously provided
•Non-GAAP diluted EPS is narrowed to be in the range of $1.92 to $2.04 versus the range of $1.90 to $2.06 previously provided(2)
•Cash flow from operations is now expected to be in the range $340 million to $380 million versus the range of $345 million to $385 million previously provided

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s first quarter 2023 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$389	$386	1%	4%
Perpetual software licenses, hardware and other	13	26	(50)%	(43)%
Consulting services	74	84	(12)%	(5)%
Total revenue	$476	$496	(4)%	—%

Americas	$292	$290	1%	2%
EMEA	117	129	(9)%	(1)%
APJ	67	77	(13)%	(5)%
Total revenue	$476	$496	(4)%	—%

	As of March 31
	2023	2022	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,506	$1,427	6%	7%
Public cloud ARR**	$388	$209	86%	89%

* Total annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2023	2022	% Chg.
GAAP Gross Profit	$302	$301
% of Revenue	63.4%	60.7%

Excluding:
Stock-based compensation expense	4	5
Reorganization and transformation cost	—	6
Non-GAAP Gross Profit	$306	$312	(2)%
% of Revenue	64.3%	62.9%

Operating Income
GAAP Operating Income	$79	$68
% of Revenue	16.6%	13.7%

Excluding:
Stock-based compensation expense	28	31
Reorganization and transformation cost	1	16
Non-GAAP Operating Income	$108	$115	(6)%
% of Revenue	22.7%	23.2%

Net Income
GAAP Net Income	$40	$36
% of Revenue	8.4%	7.3%

Excluding:
Stock-based compensation expense	28	31
Reorganization and transformation cost	1	16
Income tax adjustments (i)	(6)	(12)
Non-GAAP Net Income	$63	$71	(11)%
% of Revenue	13.2%	14.3%

	For the Three Months
	ended March 31		2023 Outlook
Earnings Per Share:	2023	2022	Q2	FY
GAAP Earnings Per Share	$0.39	$0.33	$0.14 - $0.18	$0.65 - $0.77
Excluding:
Stock-based compensation expense	0.27	0.28	0.33	1.30
Reorganization and transformation cost	0.01	0.15	0.01	0.20
Income tax adjustments(i)	(0.06)	(0.11)	(0.05)	(0.23)
Non-GAAP Diluted Earnings Per Share	$0.61	$0.65	$0.43 - $0.47	$1.92 - $2.04

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2023 was 27.6% and March 31, 2022 was 30.4%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months
(in millions)	ended March 31		Outlook
	2023	2022	2023
Cash provided by operating activities (GAAP)	$109	$151	$340 to $380
Less total capital expenditures	(4)	(1)	(~20)
Free Cash Flow (non-GAAP measure)	$105	$150	$320 to $360

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2023 second quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions, the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2023	2022	% Chg
Revenue
Recurring	$389	$386	1%
Perpetual software licenses, hardware and other	13	26	(50)%
Consulting services	74	84	(12)%
Total revenue	476	496	(4)%
Gross profit
Recurring	291	281
% of Revenue	74.8%	72.8%
Perpetual software licenses, hardware and other	2	8
% of Revenue	15.4%	30.8%
Consulting services	9	12
% of Revenue	12.2%	14.3%
Total gross profit	302	301
% of Revenue	63.4%	60.7%

Selling, general and administrative expenses	153	157
Research and development expenses	70	76
Income from operations	79	68
% of Revenue	16.6%	13.7%

Other expense, net	(21)	(13)

Income before income taxes	58	55
% of Revenue	12.2%	11.1%

Income tax expense	18	19
% Tax rate	31.0%	34.5%

Net income	$40	$36
% of Revenue	8.4%	7.3%

Net income per common share
Basic	$0.39	$0.34
Diluted	$0.39	$0.33

Weighted average common shares outstanding
Basic	101.4	105.0
Diluted	103.8	108.6

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$551	$569	$404
Accounts receivable, net	341	364	330
Inventories	7	8	16
Other current assets	107	87	113
Total current assets	1,006	1,028	863
Property and equipment, net	252	244	274
Right of use assets- operating lease, net	11	13	22
Goodwill	391	390	395
Capitalized contract costs, net	84	92	109
Deferred income taxes	204	213	200
Other assets	38	42	32
Total assets	$1,986	$2,022	$1,895

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$—	$75
Current portion of finance lease liability	70	67	76
Current portion of operating lease liability	8	8	11
Accounts payable	92	94	78
Payroll and benefits liabilities	95	137	91
Deferred revenue	634	589	580
Other current liabilities	100	112	82
Total current liabilities	999	1,007	993
Long-term debt	498	498	324
Finance lease liability	62	54	56
Operating lease liability	8	10	15
Pension and other postemployment plan liabilities	96	101	133
Long-term deferred revenue	4	8	19
Deferred tax liabilities	7	7	16
Other liabilities	82	79	102
Total liabilities	1,756	1,764	1,658
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,962	1,941	1,792
Accumulated deficit	(1,613)	(1,565)	(1,425)
Accumulated other comprehensive loss	(120)	(119)	(131)
Total stockholders' equity	230	258	237
Total liabilities and stockholders' equity	$1,986	$2,022	$1,895

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2023	2022
Operating activities
Net income	$40	$36
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	28	40
Stock-based compensation expense	28	31
Deferred income taxes	7	8
Changes in assets and liabilities:
Receivables	23	6
Inventories	1	10
Current payables and accrued expenses	(41)	(49)
Deferred revenue	41	20
Other assets and liabilities	(18)	49
Net cash provided by operating activities	109	151
Investing activities
Expenditures for property and equipment	(4)	(1)
Net cash used in investing activities	(4)	(1)
Financing activities
Repurchases of common stock	(84)	(300)
Repayments of long-term borrowings	—	(13)
Payments of finance leases	(20)	(22)
Other financing activities, net	(7)	4
Net cash used in financing activities	(111)	(331)
Effect of exchange rate changes on cash and cash equivalents	(10)	(6)
Decrease in cash, cash equivalents and restricted cash	(16)	(187)
Cash, cash equivalents and restricted cash at beginning of period	571	595
Cash, cash equivalents and restricted cash at end of period	$555	$408

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$30	$24
Assets acquired by operating leases	$1	$1

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2023	2022	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$292	$290	1%	2%
EMEA	117	129	(9)%	(1)%
APJ	67	77	(13)%	(5)%
Total segment revenue	476	496	(4)%	0%

Segment gross profit
Americas	193	189
% of Revenue	66.1%	65.2%
EMEA	74	78
% of Revenue	63.2%	60.5%
APJ	39	45
% of Revenue	58.2%	58.4%
Total segment gross profit	306	312
% of Revenue	64.3%	62.9%

Reconciling items(1)	(4)	(11)
Total gross profit	$302	$301
% of Revenue	63.4%	60.7%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.